Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports First Quarter 2022 Financial Results

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Phase 1 data for LP352, a potential treatment for seizures associated with a broad range of severe epilepsies, presented at the American Academy of Neurology (AAN) Annual Meeting
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Initiated Phase 1b/2a PACIFIC Study evaluating LP352 for participants with developmental and epileptic encephalopathies (DEEs)
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LP659 IND submission remains on track for fourth quarter 2022
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Cash position expected to support operations into 2024

SAN DIEGO, Calif., May 5, 2022 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2022.

"In 2022, we are continuing to deliver on key milestones, including advancing the PACIFIC study and presenting an extremely robust data set for LP352 at the AAN Annual Meeting in April. We plan on sharing additional data to illustrate the intrinsic properties of LP352 and LP659 that we believe will demonstrate their potentially best-in-class characteristics," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer.

Program Overview:

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LP352, an oral, highly selective, centrally acting 5-hydroxytryptamine 2c receptor subtype (5-HT2c) superagonist:
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The Phase 1b/2a PACIFIC Study evaluating approximately 50 participants with DEEs, such as Dravet syndrome, Lennox-Gastaut syndrome, tuberous sclerosis complex, CDKL5 deficiency disorder, among others, is ongoing with expected completion in the second half of 2023.
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Phase 1 data were presented at the AAN Annual Meeting in April.

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LP659, an oral, selective, centrally acting S1P receptor modulator targeting multiple neurological diseases, is currently in IND-enabling studies with IND application submission to the FDA expected in the fourth quarter of 2022.

Corporate Update:

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In March 2022, Dr. Randall Kaye joined the Company as Chief Medical Officer. Dr. Kaye has over 30 years of experience in the medical field, most recently as Chief Medical Officer of Neurana Pharmaceuticals, a biotechnology company focused on the treatment of neuromuscular conditions.

First Quarter 2022 Financial Results:

Balance Sheet Highlights

At March 31, 2022, Longboard’s cash, cash equivalents and short-term investments were approximately $96.1 million. Our cash position is expected to support operations into 2024 based on our current business plan.

Operating Results

Research and development (R&D) expenses were $7.1 million for the three months ended March 31, 2022, an increase of $2.7 million, or 62%, compared to $4.4 million for the three months ended March 31, 2021. The net increase of $2.7 million is primarily related to an increase of $2.0 million in clinical trial and preclinical expenses related to LP352 and an increase of $1.1 million in personnel-related expenses, offset by a decrease of $0.6 million in preclinical expenses related to LP659 and LP143.

General and administrative (G&A) expenses were $2.5 million for the three months ended March 31, 2022, an increase of $1.2 million, or 92%, compared to $1.3 million for the three months ended March 31, 2021. The net increase of $1.2 million is primarily related to an increase of $0.6 million in personnel-related costs, $0.4 million in insurance expense, $0.1 million in professional services and consulting expenses, and $0.1 million in rent expense.

Net loss was $9.6 million, or $0.56 per share, for the three months ended March 31, 2022, compared to $5.7 million, or $0.84 per share, for the three months ended March 31, 2021.

About Longboard Pharmaceuticals

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2c (5-HT2c) receptor superagonist, with negligible observed impact on 5-HT2b and 5-HT2a receptor subtypes, in development for the potential treatment of seizures associated with a broad range of developmental and epileptic encephalopathies. Longboard is also evaluating LP659, a centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, in development for the potential treatment of multiple neurological diseases, and LP143, a centrally acting, full cannabinoid type 2 receptor (CB2) agonist, in development for the potential treatment of central nervous system (CNS) diseases and disorders.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expected”, “potential”, “plan” and “focused on”, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including potential treatments and indications, clinical trial protocols (for example, number of clinical trial participants), timing of completion of a clinical trial, additional data, regulatory applications and their submission timing, progress, and other plans; our cash position; key milestones; and our focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Arena’s acquisition by Pfizer; Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) outbreak, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks relate to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$35,037	$66,346
Short-term investments	61,087	40,379
Prepaid expenses and other current assets	4,035	1,659
Total current assets	100,159	108,384
Right-of-use assets	438	521
Property and equipment	13	14
Other long-term assets	33	33
Total assets	$100,643	$108,952
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,357	$1,028
Accrued research and development expenses	2,998	2,245
Accrued compensation and related expenses	443	1,480
Accrued other expenses	1,536	352
Right-of-use liabilities, current portion	350	339
Total current liabilities	6,684	5,444
Right-of-use liabilities, net of current portion	94	185
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2022 and December 31, 2021; issued and outstanding shares - none at March 31, 2022 and December 31, 2021	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at March 31, 2022 and December 31, 2021; issued and outstanding shares - 13,484,315 and 13,440,761 at March 31, 2022 and December 31, 2021, respectively, excluding 101,635 and 145,189, respectively, subject to repurchase	1	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at March 31, 2022 and December 31, 2021; issued and outstanding shares - 3,629,400 at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	146,254	145,683
Accumulated other comprehensive loss	(596)	(164)
Accumulated deficit	(51,794)	(42,197)
Total stockholders' equity	93,865	103,323
Total liabilities and stockholders' equity	$100,643	$108,952

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021
Operating expenses:
Research and development	$7,121	$4,398
General and administrative	2,499	1,305
Total operating expenses	9,620	5,703
Loss from operations	(9,620)	(5,703)
Interest income, net	32	4
Other expense	(9)	—
Net loss	$(9,597)	$(5,699)

Net loss per share, basic and diluted	$(0.56)	$(0.84)

Weighted-average shares outstanding, basic and diluted	17,086,615	6,810,407

Comprehensive loss:
Net loss	$(9,597)	$(5,699)
Unrealized loss on short-term investments	(432)	—
Comprehensive loss	$(10,029)	$(5,699)